Exhibit 5

                                Law Offices
                   ELIAS, MATZ, TIERNAN & HERRICK L.L.P.
TIMOTHY B. MATZ                  12th Floor              PATRICIA J. WOHL
STEPHEN M. EGE             734 15th Street, N.W.         DAVID K. TEEPLES
RAYMOND A. TIERNAN        Washington, D.C.  20005        DAVID MAX SELTZER
GERARD L. HAWKINS                                        ERIC M. MARION
JOHN P. SOUKENIK*                 __________
GERALD F. HEUPEL, JR.                                    ________________
JEFFREY A. KOEPPEL
PHILIP ROSS BEVAN       Telephone:  (202) 347-0300       SENIOR COUNSEL
HUGH T. WILKINSON       Facsimile:  (202) 347-2172
KEVIN M. HOULIHAN              WWW.EMTH.COM              W. MICHAEL HERRICK
KENNETH B. TABACH
                                                         OF COUNSEL

                                                         ALLIN P. BAXTER
                                                         JACK I. ELIAS
                                                         SHERYL JONES ALU

*NOT ADMITTED IN D.C.

                                May 4, 2001

                                 VIA EDGAR


Board of Directors
Independence Community Bank Corp.
195 Montague Street
Brooklyn, New York 11201

   Re:  Registration Statement on Form S-8
        20,000 Shares of Common Stock

Ladies and Gentlemen:

     We serve as special counsel to Independence Community Bank Corp., a Delaware corporation (the "Corporation"), in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement"), relating to the registration of up to 20,000 shares of common stock, par value $0.01 per share ("Common Stock"), to be issued under the Corporation's Directors' Fiscal 2002 Stock Retainer Plan (the "Plan"). The Registration Statement also registers an indeterminate number of additional shares which may be necessary under the Plan to adjust the number of shares reserved thereby for issuance as the result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Corporation. We have been requested by the Corporation to furnish an opinion to be included as an exhibit to the Registration Statement.

     For this purpose, we have reviewed the Registration Statement, the Certificate of Incorporation and Bylaws of the Corporation, the Plan, a specimen stock certificate evidencing the Common Stock of the Corporation and such other corporate records and documents as we have deemed appropriate. We are relying upon the originals, or copies certified or otherwise identified to our satisfaction, of the corporate records of the Corporation and such other instruments, certificates and representations of public officials, officers and representatives of the


Board of Directors
May 4, 2001
Page 2

Corporation as we have deemed relevant as a basis for this opinion. In addition, we have assumed, without independent verification, the genuineness of all signatures and the authenticity of all documents furnished to us and the conformance in all respects of copies to originals. Furthermore, we have made such factual inquiries and reviewed such laws as we determined to be relevant for this opinion.

     For purposes of this opinion, we have also assumed that (i) the shares of Common Stock to be issued pursuant to the terms of the Plan will continue to be validly authorized on the dates the Common Stock is issued pursuant to the Plan; (ii) no change occurs in applicable law or the pertinent facts; and
(iii) the provisions of "blue sky" and other securities laws as may be applicable will have been complied with to the extent required.

     Based on the foregoing, and subject to the assumptions set forth herein, we are of the opinion as of the date hereof that the shares of Common Stock to be issued pursuant to the Plan, when issued pursuant to the Plan, will be legally issued, fully paid and non-assessable shares of Common Stock of the Corporation.


     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                         Very truly yours,


                                         Elias, Matz, Tiernan & Herrick L.L.P.

                                         By: /s/ Philip Ross Bevan
                                             ----------------------------
                                             Philip Ross Bevan, a Partner